EXHIBIT 1

                          AMENDMENT TO RIGHTS AGREEMENT

         THIS AMENDMENT TO RIGHTS AGREEMENT (the "Amendment") is made and entered into by and among ARTERIAL VASCULAR ENGINEERING, INC., a Delaware corporation (the "Company") and BankBoston, N.A. (formerly known as The First National Bank of Boston) (the "Rights Agent").

         WHEREAS, the Company entered into a Rights Agreement dated as of February 26, 1997 with the Rights Agent (the "Rights Agreement");

         WHEREAS, in connection with the Rights Agreement, the Company issued a dividend to holders of the Company's common stock of rights ("Rights") to purchase shares of certain of the Company's preferred stock;

         WHEREAS, the Board of Directors of the Company has approved this Amendment and authorized its appropriate officers to execute and deliver the same to the Rights Agent;

         NOW, THEREFORE, in accordance with the procedures for amendment of the Rights Agreement set forth in Section 27 thereof, and in consideration of the premises and mutual agreements herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         1. The Rights Agreement is hereby amended so that the phrase "initially be $75.00" found in Section 7(b) shall be replaced with the phrase " be $175.00."

         2. The Rights Agreement is hereby amended so that the following clause is added to the end of the first sentence of Section 11(o): "provided, however, that notwithstanding the stock dividend distributed by the Company on March 2, 1998, the number of one one-hundredths of a Preferred Share purchasable shall be that number of one one-hundredths of a Preferred Share purchasable assuming such stock dividend had not been distributed.";

         3. The Form of Right Certificate attached as Exhibit B to the Rights Agreement is hereby amended so that the amount "$75.00" found in the first paragraph shall be replaced with the amount "$175.00."

         4. The Summary of Rights to Purchase Preferred Shares attached as Exhibit C to the Rights Agreement is hereby amended so that the amount "$75.00" found in the first paragraph shall be replaced with the amount "$175.00."

         5.       This  Amendment  shall  be  immediately   effective  upon  its
                  execution by the Company and the Rights Agent.

                                       1.

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         6.       This  Amendment  may be executed in one or more  counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         7. Except as amended hereby, the Rights Agreement shall remain in full force and effect.

         8. This Amendment shall be deemed to be a contract made under the laws of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                                       2.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the day and year set forth next to each of the signatures written below.


ATTEST:                                     ARTERIAL VASCULAR ENGINEERING, INC.


/s/ Lawrence J. Fassler                     /s/ Scott J. Solano
-----------------------------------------   -----------------------------------
Lawrence Fassler                            Scott J. Solano
General Counsel, Secretary                  President and Chief Executive
                                            Officer
Date: May 22, 1998                          Date: May 22, 1998


                                            BANKBOSTON, N.A. (formerly known as)
ATTEST:                                     THE FIRST NATIONAL BANK OF BOSTON


/s/ Terrance Dugan                          /s/ Katherine S. Anderson
-----------------------------------------   -----------------------------------
Terrance Dugan                              Katherine S. Anderson
Account Manager                             Title: Administration Manager
Date: May 28, 1998                          Date: May 28, 1998

                                       3.